FOR RELEASE AT 6:55 AM (EST) WEDNESDAY, FEBRUARY 8, 2017

LP Reports Fourth Quarter and Year End 2016 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the fourth quarter and year ended December 31, 2016, which included the following:

•	Total net sales for the fourth quarter of $550 million, 19 percent higher than the year ago quarter. Total net sales for the year were $2.2 billion, 18 percent higher than the previous year.

•	Income from continuing operations for the fourth quarter was $43 million ($0.29 per diluted share) and income of $150 million ($1.03 per diluted share) for the year.

•	Non-GAAP adjusted income from continuing operations was $32.8 million ($0.23 per diluted share) for the fourth quarter and income of $130 million ($0.89 per diluted share) for the year.

•
Adjusted EBITDA from continuing operations for the fourth quarter was $85 million compared to $34 million in the fourth quarter of 2015. For the year, EBITDA from continuing operations was $346 million compared to $67 million the previous year.

•	Cash and cash equivalents were $659 million as of December 31, 2016.
“Our fourth quarter ended very strong which added to an outstanding 2016 for LP,” said Curt Stevens, CEO.  “Siding revenues were nearly 20% higher in Q4 of this year compared to Q4 of last year while adjusted EBITDA for this business was over 50% higher.  Coupled with over a 400% increase in OSB earnings this quarter compared to last year, the full year ended with an 18% increase in revenues, an EPS from continuing operations of $1.03 and adjusted EBITDA of $346 million,” Stevens added.

FOURTH QUARTER RESULTS

For the quarter ended December 31, 2016, LP reported net sales of $550 million, up from $463 million in the fourth quarter of 2015. For the fourth quarter, the company reported operating income of $56 million as compared to income of $1 million in 2015. For the fourth quarter of 2016, LP reported income from continuing operations of $43 million, or $0.29 per diluted share, compared to a loss of $7 million, or $0.05 per diluted share for the fourth quarter of 2015. Adjusted EBITDA from continuing operations for the fourth quarter of 2016 was $85 million compared to $34 million in the fourth quarter of 2015.

YEAR END RESULTS

For the year ended December 31, 2016, LP reported net sales of $2.2 billion. For the year ended 2016, the company reported an operating income of $204 million compared to a loss of $63 million in 2015. For 2016, LP reported an income from continuing operations of $150 million, or $1.03 per diluted share, compared to a loss of $86 million, or $0.60 per diluted share, for 2015. Adjusted EBITDA from continuing operations for the year was $346 million compared to $67 million for 2015.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales for the fourth quarter of 2016 of $276 million, up 34% compared to $206 million of net sales in the fourth quarter of 2015. For the fourth quarter of 2016, the OSB segment reported operating income of $60 million compared to income of $11 million in the fourth quarter of 2015. For the fourth quarter, adjusted EBITDA from continuing operations for this segment was $74 million compared to $25 million in the fourth quarter of 2015. For the fourth quarter of 2016 as compared to the fourth quarter of 2015, sales volumes increased 15% and sales price increased 16%. The increase in selling price favorably impacted operating results and adjusted EBITDA from continuing operations by approximately $39 million for the quarter as compared to the fourth quarter of 2015.

For the full year, OSB reported sales of $1 billion, up 27% from the prior year and had operating income of $186 million compared to a loss of $46 million in 2015. Adjusted EBITDA for 2016 was $246 million compared to $12 million in 2015. For the year, sales volumes increased 3% and sales prices increased 25%. The increase in selling price favorably impacted operating results and adjusted EBITDA from continuing operations by approximately $204 million for the year as compared to 2015.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $169 million in the fourth quarter of 2016 compared to $141 million of net sales in the fourth quarter of 2015. For the fourth quarter of 2016, the Siding segment reported operating income of $22 million compared to $14 million in the fourth quarter of 2015. For the fourth quarter, adjusted EBITDA from continuing operations for this segment was $29 million compared to $19 million in the fourth quarter of 2015. The increase in OSB sales prices sold in this segment accounted for approximately $1 million of the increase in both operating results and adjusted EBITDA from continuing operations.

For the full year, Siding reported sales of $752 million, up 18% from the prior year and had operating income of $126 million compared to $93 million in 2015. Adjusted EBITDA from continuing operations for 2016 was $154 million compared to $114 million in 2015. The increase in OSB sales prices sold in this segment accounted for approximately $10 million of the increase in both operating results and adjusted EBITDA from continuing operations.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). The EWP segment reported net sales in the fourth quarter of 2016 totaling $66 million, down 11% from the year-ago quarter. Operating loss decreased to $4 million for the fourth quarter of 2016 from break even in the fourth quarter of 2015. For the fourth quarter, the EWP segment showed an decrease of $4 million in adjusted EBITDA from continuing operations as compared to the same quarter of 2015.

For the full year, EWP reported sales of $297 million, up 4% from the prior year and an operating loss of $6 million in 2016 as compared to a loss of $7 million in 2015. Adjusted EBITDA for 2016 was $8 million for 2016 compared to $6 million in 2015.

SOUTH AMERICA

The South America segment is comprised of facilities in Chile and Brazil. The segment reported net sales in the fourth quarter of 2016 of $34 million, up 1% from the fourth quarter of 2015. Operating income was $2 million for the fourth quarter of 2016, a slight decrease from the fourth quarter of 2015. For the fourth quarter, LP reported adjusted EBITDA from continuing operations in this segment of $4 million compared to $5 million from the fourth quarter of 2015.

For the full year, South America reported sales of $137 million, up 1% from the prior year and operating income of $17 million compared to operating income of $10 million in 2015. Adjusted EBITDA for 2016 was $26 million compared to $18 million in 2015.

COMPANY OUTLOOK

“I am confident that housing will continue to grow over the next several years as household formations increase and both job and wage growth become stronger,” continued Stevens.  “With our new leadership in place, our facilities running well and our sales force focused on growth, 2017 should be a good year for LP,” concluded Stevens.

About LP

Louisiana-Pacific Corporation is a leading manufacturer of quality engineered wood building materials including OSB, structural framing products, and exterior siding for use in residential, industrial and light commercial construction. From manufacturing facilities in the U.S., Canada, Chile and Brazil, LP products are sold to builders and homeowners through building materials distributors and dealers and retail home centers.  Founded in 1973, LP is headquartered in Nashville, Tennessee and traded on the New York Stock Exchange under LPX.  For more information, visit www.lpcorp.com.

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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net sales	$550.0	$462.9	$2,233.4	$1,892.5

Income (loss) from operations	$56.0	$1.4	$204.0	$(63.3)

Income (loss) from continuing operations before taxes and equity in income of unconsolidated affiliates	$48.6	$(5.0)	$164.9	$(95.4)

Non-GAAP adjusted income (loss) from continuing operations	$32.8	$0.8	$129.5	$(46.1)

Income (loss) from continuing operations	$42.7	$(7.4)	$150.3	$(86.0)

Net income (loss)	$42.2	$(7.6)	$149.8	$(88.1)

Income (loss) from continuing operations per share - diluted	$0.29	$(0.05)	$1.03	$(0.60)

Net income (loss) per share - diluted	$0.29	$(0.05)	$1.03	$(0.62)

Weighted average shares of common stock outstanding - basic	143.7	142.7	143.4	142.4

Weighted average shares of common stock outstanding - diluted	145.5	142.7	145.3	142.4

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS(UNAUDITED)

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net sales	$550.0	$462.9	$2,233.4	$1,892.5
Operating costs and expenses:
Cost of sales	422.8	395.3	1,724.0	1,682.7
Depreciation and amortization	26.8	24.0	112.8	101.9
Selling and administrative	47.8	37.9	183.6	152.8
(Gain) loss on sale or impairment of long-lived assets, net	(9.4)	0.6	(8.4)	2.1
Other operating credits and charges, net	6.0	3.7	17.4	16.3
Total operating costs and expenses	494.0	461.5	2,029.4	1,955.8
Income (loss) from operations	56.0	1.4	204.0	(63.3)

Non-operating income (expense):
Interest expense, net of capitalized interest	(5.8)	(8.1)	(32.1)	(31.2)
Investment income	1.8	1.5	8.2	4.4
Other non-operating items	(3.4)	0.2	(15.2)	(5.3)
Total non-operating income (expense)	(7.4)	(6.4)	(39.1)	(32.1)

Income (loss) from continuing operations before income taxes and equity in income of unconsolidated affiliates	48.6	(5.0)	164.9	(95.4)
Provision (benefit) for income taxes	6.7	5.0	19.8	(2.7)
Equity in income of unconsolidated affiliates	(0.8)	(2.6)	(5.2)	(6.7)
Income (loss) from continuing operations	42.7	(7.4)	150.3	(86.0)

Loss from discontinued operations before taxes	(0.8)	(0.3)	(0.8)	(3.2)
Benefit for income taxes	(0.3)	(0.1)	(0.3)	(1.1)
Loss from discontinued operations	(0.5)	(0.2)	(0.5)	(2.1)

Net income (loss)	$42.2	$(7.6)	$149.8	$(88.1)

Net income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$0.30	$(0.05)	$1.05	$(0.60)
Loss from discontinued operations	(0.01)	—	(0.01)	(0.02)
Net income (loss) per share - basic	$0.29	$(0.05)	$1.04	$(0.62)
Net income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$0.29	$(0.05)	$1.03	$(0.60)
Loss from discontinued operations	—	—	—	(0.02)
Net income (loss) per share - diluted	$0.29	$(0.05)	$1.03	$(0.62)

Weighted average shares of stock outstanding - basic	143.7	142.7	143.4	142.4
Weighted average shares of stock outstanding - diluted	145.5	142.7	145.3	142.4

CONSOLIDATED BALANCE SHEET
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$659.3	$434.7
Receivables, net of allowance for doubtful accounts of $1.0 million and $1.1 million at December 31, 2016 and 2015	108.3	96.4
Inventories	234.6	222.0
Prepaid expenses and other current assets	6.1	7.0
Assets held for sale	8.2	9.0
Total current assets	1,016.5	769.1

Timber and timberlands	53.5	53.1

Property, plant and equipment, at cost	2,410.8	2,392.5
Accumulated depreciation	(1,527.6)	(1,530.1)
Net property, plant and equipment, net	883.2	862.4

Goodwill	9.7	9.7
Notes receivable from asset sales	22.2	432.2
Investments in and advances to affiliates	6.2	7.7
Restricted cash	13.2	14.3
Other assets	22.4	23.0
Deferred tax asset	4.3	4.8
Total assets	$2,031.2	$2,176.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2.6	$2.1
Accounts payable and accrued liabilities	191.5	139.6
Income taxes payable	31.3	—
Current portion of contingency reserves	3.4	1.3
Total current liabilities	228.8	143.0

Long-term debt, excluding current portion	374.4	751.8
Deferred income taxes	27.7	99.5
Contingency reserves, excluding current portion	12.7	15.5
Other long-term liabilities	191.9	149.5

Stockholders’ equity:
Common stock	153.4	153.0
Additional paid-in capital	478.2	496.5
Retained earnings	890.3	724.2
Treasury stock	(189.0)	(210.6)
Accumulated comprehensive loss	(137.2)	(146.1)
Total stockholders’ equity	1,195.7	1,017.0
Total liabilities and stockholders’ equity	$2,031.2	$2,176.3

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$42.2	$(7.6)	$149.8	$(88.1)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	26.8	24.0	112.8	101.9
Equity in income (loss) of unconsolidated affiliates, including dividends	1.2	0.4	1.5	(3.7)
Other operating credits and charges, net	6.0	3.7	17.4	16.3
(Gain) loss on sale or impairment of long-lived assets, net	(9.4)	0.6	(8.4)	2.1
Loss on early debt extinguishment	4.1	—	17.3	—
Stock-based compensation related to stock plans	3.6	2.0	13.0	9.3
Exchange (gain) loss on remeasurement	(1.1)	(2.7)	(2.0)	2.8
Cash settlements of warranty, net of accruals	(2.2)	(2.8)	(13.6)	(8.5)
Pension expense (payments), net of contributions	2.3	0.5	3.7	6.0
Non-cash interest expense, net	2.2	0.1	3.8	0.8
Other adjustments, net	0.2	0.4	(1.1)	1.2
Changes in assets and liabilities:
(Increase) decrease in receivables	28.1	26.6	(8.9)	10.6
(Increase) decrease in inventories	(7.8)	8.9	(11.0)	3.5
Decrease in prepaid expenses	2.9	3.2	1.0	2.2
Increase (decrease) in accounts payable and accrued liabilities	0.5	(30.7)	53.8	(20.3)
Increase (decrease) in deferred income taxes	2.4	3.9	13.2	(6.9)
Net cash provided by operating activities	102.0	30.5	342.3	29.2
CASH FLOWS FROM INVESTING ACTIVITIES
Property, plant, and equipment additions	(46.1)	(46.7)	(124.8)	(113.8)
Proceeds from asset sales	0.2	0.1	0.3	0.5
Investment in and refunds from joint ventures	—	(0.6)	—	1.1
Receipt of proceeds from notes receivable from asset sales	410.0	—	410.0	—
(Increase) decrease in restricted cash under letters of credit	1.3	2.0	1.2	(3.9)
Decrease in restricted cash for redemption of long-term debt	93.4	—	—	—
Other investing activities, net	(0.1)	0.1	(0.4)	0.2
Net cash provided by (used in) investing activities	458.7	(45.1)	286.3	(115.9)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings of long-term debt	—	—	350.0	—
Repayment of long-term debt	(459.8)	(0.1)	(742.5)	(2.3)
Payment of debt issuance fees	(0.2)	—	(5.2)	—
Taxes paid related to net share settlement of equity awards	(0.3)	(0.7)	(9.2)	(6.1)
Sale of common stock, net of cash payments under equity plans	—	0.3	(0.1)	0.7
Other financing activities, net	—	3.3	—	3.3
Net cash provided (used in) in financing activities	(460.3)	2.8	(407.0)	(4.4)
Effect of exchange rate on cash and cash equivalents	(0.8)	(1.2)	3.0	(6.9)
Net increase (decrease) in cash and cash equivalents	99.6	(13.0)	224.6	(98.0)
Cash and cash equivalents at beginning of year	559.7	447.7	434.7	532.7
Cash and cash equivalents at end of year	$659.3	$434.7	$659.3	$434.7

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Dollar amounts in millions	2016	2015	2016	2015
Net sales:
OSB	$275.8	$206.3	$1,027.7	$807.5
Siding	169.0	141.2	752.3	636.4
Engineered Wood Products	66.4	74.9	296.9	286.1
South America	33.7	33.5	136.9	134.9
Other	6.6	7.5	26.9	29.0
Intersegment sales	(1.5)	(0.5)	(7.3)	(1.4)
	$550.0	$462.9	$2,233.4	$1,892.5
Operating profit (loss):
OSB	$59.5	$11.3	$186.2	$(46.3)
Siding	22.2	13.9	126.1	93.2
Engineered Wood Products	(3.8)	—	(5.8)	(7.3)
South America	1.7	3.0	17.0	9.8
Other	(0.6)	(0.4)	(1.6)	(2.8)
Other operating credits and charges, net	(6.0)	(3.0)	(17.4)	(16.3)
Gain (loss) on sale or impairment of long-lived assets	9.4	(0.6)	8.4	(2.1)
General corporate and other expenses, net	(25.6)	(20.2)	(103.7)	(84.8)
Interest expense, net of capitalized interest	(5.8)	(8.1)	(32.1)	(31.2)
Investment income	1.8	1.5	8.2	4.4
Other non-operating income (expense)	(3.4)	0.2	(15.2)	(5.3)
Income (loss) from continuing operations before taxes	49.4	(2.4)	170.1	(88.7)
Provision (benefit) for income taxes	6.7	5.0	19.8	(2.7)
Income (loss) from continuing operations	$42.7	$(7.4)	$150.3	$(86.0)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES
The following table sets forth production volumes for the quarter and year ended December 31, 2015 and 2014.

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Oriented strand board, million square feet 3/8" basis	1,061	918	4,323	4,062
Oriented strand board, million square feet 3/8" basis (produced by North America non-OSB segment mills)	43	24	219	108
Wood-based siding, million square feet 3/8" basis	281	182	1,282	1,111
Engineered I-Joist, million lineal feet(1)	17	20	78	77
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	2,053	2,444	9,552	9,502

(1)	Includes volumes produced by joint venture operations or under sales arrangements and sold to L.P.